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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

iVillage Reports Second Quarter 2004 Net Income
on 25% Year-Over-Year Revenue Growth and Raises 2004 Profit Outlook

Company Posts Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
for Second Quarter 2004 That Exceeds High End of Guidance

NEW YORK – August 3, 2004 –iVillage Inc. (Nasdaq: IVIL), The Internet For WomenTM, a leading women’s media company and the number one women’s community online, today announced financial results for the second quarter ended June 30, 2004.

Second quarter 2004 revenues were $16.5 million, a 25% increase when compared to revenues of $13.2 million for the same period one year ago. iVillage reported net income for the second quarter 2004 of $0.1 million, or $0.00 per share, compared to a net loss of $12.1 million, or ($0.22) per share, for the second quarter 2003. The year ago quarter included non-cash charges of $8.1 million.

iVillage reported Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)1 of $1.9 million for the second quarter 2004, beating the top end of the Company’s earlier projections. This compares to an EBITDA loss of $6.0 million for the second quarter 2003 and represents a $3.8 million improvement when compared to an EBITDA loss of $1.9 million for the second quarter 2003, excluding a charge resulting from the abandonment of leased real estate and related impairment of fixed assets.

Douglas W. McCormick, Chairman & Chief Executive Officer, iVillage Inc., said, “We are pleased to report our third consecutive quarter of EBITDA profits and positive cash flow from operations. We continue to experience strong year-over-year growth in both revenue and EBITDA as our brand is benefiting from advertisers’ shifting dollars away from traditional media.”

At the end of the second quarter 2004, iVillage had $17.4 million in cash and cash equivalents on its balance sheet, a $1.1 million improvement over first quarter 2004. As previously reported, the Company completed a public offering in early July 2004 generating total estimated net proceeds to iVillage of $64.8 million (after decuting underwriting discounts and commissions and estimated costs of the offering). iVillage continues to carry no debt.

Increased 2004 Profit Outlook

For the third quarter 2004, iVillage expects to report revenue between $16.8 and $17.2 million and EBITDA between $1.9 and $2.1 million. For fiscal year 2004, iVillage continues to expect approximately 25% growth in revenue as compared to revenue for fiscal year 2003. Additionally, iVillage is increasing its EBITDA outlook for the full-year 2004 to between $7.8 and $8.1 million for the full year 2004. This compares to a previously expected EBITDA between $7.5 and $7.8 million for the full year 2004.  The Company continues to focus on profitability and growth and now expects to deliver net income of approximately $1.0 to $1.5 million for the full year 2004. The Company previously expected to deliver net income of approximately $0.75 to $1.25 million for the full year 2004. iVillage reserves the right to update its financial outlook at any time for any reason.

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Company Highlights

•	The Hearst Corporation – iVillage announced that Hearst Communications, Inc. has entered into a Web Site Services Agreement that extends the companies’ magazine content license and hosting relationship for an additional three years. Under terms of the agreement, Hearst will pay to iVillage approximately $12.5 million over three years for hosting and production services related to Hearst magazine Web sites residing on iVillage.com. The fee reflects an expanded scope of services and increase in fees of more than 35% when compared to the amount of service fees received from the prior agreement in fiscal year 2003.

In addition, iVillage will receive a commission on sales of magazine subscriptions generated through links from The iVillage Network. Advertising inventory on the magazine Web sites will continue to be sold by iVillage and Hearst will continue to receive a revenue share from iVillage on a percentage of the advertising sales appearing on the magazine Web sites.

Additional details of the agreement are available in an iVillage press release issued on July 29, 2004.

•	Behavioral Targeting – During the second quarter 2004, iVillage and TACODA announced results of online research[2] demonstrating the effectiveness of behavioral targeting on iVillage. Conducted by Dynamic Logic in conjunction with Deutsch Inc. on behalf of Snapple-a-Day®, the study shows that targeting female consumers on iVillage based on their previous site usage patterns, or behavior, has a greater impact on brand metrics than simply reaching them in specific content areas. The results were highlighted in an article that appeared in the May 3, 2004 issue of Advertising Age.

Advertising Sales Highlights

•	Advertising, promotions and consulting revenues at iVillage.com continued to grow with an approximate 21% year-to-year increase.

•	During the second quarter 2004 the number of active advertisers increased 31% compared to the first quarter 2004 and the second quarter 2003.

•	Of the top 50 leading advertisers, based on 2003 U.S. spending, as ranked by Advertising Age (June 2004), approximately 86% ran one or more campaigns on iVillage within the twelve month period ending June 30, 2004.

•	During the second quarter 2004 iVillage added over 100 new advertisers or brands and had more than 45 renewals. New marketers, or those deepening their iVillage relationship by adding new brands, included, A&E Television Networks, General Mills, GlaxoSmithKline, Kraft Foods, New Line Cinema, Procter & Gamble, Samsung, Tivo, Unilever, Warner Bros., among others.

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Metrics

•	The iVillage Network is the 29th most visited Web site in the U.S. according to comScore Media Metrix[3]. With approximately 16 million unique monthly visitors, iVillage reaches over 10% of the total U.S. online population and more than 15% of women 18+ online[4]. Visitors return nearly 3 times per month on average[5].

•	iVillage is the #1 women’s community site and the #5 community site overall on the Web[4].

•	At the end of the second quarter 2004 iVillage.com had approximately 12 million registered members[6].

•	Substance.com, iVillage’s online beauty site, continues to be the #1 beauty content destination online[4].

•	iVillage delivered nearly 354 million average monthly page views during the second quarter 2004[6].

Conference Call

iVillage will hold a conference call to discuss its second quarter 2004 financial results today at 4:30 PM (EDT). The conference call will be broadcast live on the Internet and will be available on the Investor Relations section of iVillage’s Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com. A replay of the conference call will be available on the iVillage Investor Relations Web site approximately one hour after the call ends on Tuesday, August 3, 2004 until 5:30 PM (EDT) on Tuesday, August 10, 2004. A transcript of the conference call will be available on the iVillage Investor Relations Web site thereafter.

About iVillage Inc.

iVillage is “the Internet for women” and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features. iVillage Inc. (Nasdaq: IVIL) was established in 1995 and is headquartered in New York City.

Average monthly page views for iVillage.com and its affiliate Web sites (“The iVillage Network”) totaled nearly 354 million for the quarter ended June 30, 2004. In June 2004, according to comScore Media Metrix, The iVillage Network ranked 29th among the top 100 Web and Digital Media properties with approximately 16 million unique visitors in the United States and had an average reach of more than 10% of the total online population and more than 15% of women 18+ online. Also, according to the same report, The iVillage Network was the number one “women’s community site” and the number three “community site” overall on the Web.

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For more information about iVillage, visit www.ivillage.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

iVillage Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases “can be,” “expects,” “may affect,” “anticipates,” “may depend,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond iVillage's control. In addition to those risks discussed in iVillage's other press releases, public filings and statements by iVillage's management, factors that may cause iVillage's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) the volatile and competitive nature of the Internet industry and the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third-party providers and partners, (vi) iVillage's ability to maintain or increase user traffic levels, (vii) the loss of one or more of iVillage's major customers and (viii) the impact of pending litigation on iVillage's business, results of operations and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

#     #     #

CONTACT:
iVillage Inc.
Carl Fischer
212.600.6502
cfischer@mail.ivillage.com

1	To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”) in the United States, iVillage uses non-GAAP measures of operating results and net income, such as EBITDA (defined by iVillage as Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance individuals’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, iVillage believes the non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that are not indicative of the Company’s core operating results. In addition, since iVillage has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP financial measures provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods, as well as for executive compensation. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Please refer to iVillage’s unaudited consolidated financial statements accompanying this press release for a reconciliation of any non-GAAP financial measures included in this press release to the corresponding GAAP financial measures. Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.
2	Dynamic Logic AdIndex® Survey, January 2004 – March 2004.
3	The following affiliated properties and Web sites under iVillage.com: The Women’s Network (“The iVillage Network”) are measured by comScore Media Metrix: iVillage.com, iVillage Astrology, iVillage Family, iVillage Health, iVillage Substance, iVillage.co.uk, Americancapitalservices.com, Business Women’s Network, Cosmomag.com, Countrylivingmag.com, Countrylivinggardener.com, Gardenweb.com, Goodhousekeeping.com, Housebeautiful.com, Mail.com, Marieclaire.com, Marieclairereader.com, Promotions.com, Redbookmag.com, Sendthisaround.com, Tncweddings.com, Townandcountrymag.com, Webstakes.com, and Women.com. All references in this release to The iVillage Network and comScore Media Metrix include these web properties.
4	comScore Media Metrix, June 2004.
5	comScore Media Metrix custom report, June 2004.
6	iVillage internal statistics, three months ended June 30, 2004.

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iVillage Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30

	2004	2003	2004	2003

Revenues	$16,498	$13,204	$32,005	$25,796

Operating expenses:
Editorial, product development and technology	7,013	7,054	14,524	14,629
Sales and marketing	4,723	5,033	9,108	10,558
General and administrative	2,885	3,065	5,793	6,097
Lease restructuring charge and related impairment of fixed assets	–	4,025	–	4,025
Depreciation and amortization	1,953	2,225	3,757	4,948
Impairment of goodwill, intangibles and fixed assets	–	4,029	–	4,029

Total operating expenses	16,574	25,431	33,182	44,286

Income (loss) from operations	(76)	(12,227)	(1,177)	(18,490)

Interest income, net	50	41	68	130
Other income, net	34	–	86	–
Gain on sale of joint venture interest and other assets	76	200	243	225

Income (loss) before minority interest	84	(11,986)	(780)	(18,135)

Minority interest	–-	(73)	–-	(60)

Net income (loss)	$84	$(12,059)	$(780)	$(18,195)

Basic net income (loss) per share	$0.00	$(0.22)	$(0.01)	$(0.33)

Diluted net income (loss) per share	$0.00	$(0.22)	$(0.01)	$(0.33)

Weighted-average shares of common stock outstanding
used in computing basic net income (loss) per share	59,079	55,550	58,761	55,542

Weighted-average shares of common stock outstanding
used in computing diluted net income (loss) per share	64,425	55,550	58,761	55,542

iVillage Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2004	2003

ASSETS:
Current assets:
Cash and cash equivalents	$17,438	$15,823
Accounts receivable, net	8,488	7,517
Prepaid rent	318	318
Other current assets	4,343	3,520

Total current assets	30,587	27,178

Fixed assets, net	7,447	7,269
Goodwill and intangible assets, net	32,242	34,569
Prepaid rent, net of current portion	3,279	3,354
Other assets	158	158

Total assets	$73,713	$72,528

LIABILITIES and STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$10,538	$10,441
Deferred revenue	3,904	3,323
Other liabilities	241	334

Total current liabilities	14,683	14,098

Deferred rent, net of current portion	1,411	1,483

Total liabilities	16,094	15,581

Commitments and contingencies

Stockholders' equity	57,619	56,947

Total liabilities and stockholders' equity	$73,713	$72,528

iVillage Inc. and Subsidiaries
Quarterly Income Statement
($ in Million except for per share amounts)
(Unaudited)

	Mar-03	Jun-03	Sep-03	Dec-03	FY 03	Mar-04	Jun-04

Revenue	$12.592	$13.204	$13.562	$15.863	$55.221	$15.507	$16.498
Growth q-q	-8%	5%	3%	17%		-2%	6%
Growth Y/y	-16%	-18%	-7%	16%	-7%	23%	25%

Editorial, product development & technology	7.575	7.054	7.551	6.662	28.842	7.511	7.013
% of Revenues	60%	53%	56%	42%	52%	48%	43%
Sales and marketing	5.525	5.033	4.476	4.929	19.963	4.385	4.723
% of Revenues	44%	38%	33%	31%	36%	28%	29%
General and administrative	3.032	3.065	4.198	3.019	13.314	2.908	2.885
% of Revenues	24%	23%	31%	19%	24%	19%	17%
Lease restructuring charge and severance and other related costs	–	4.025	5.101	–	9.126	–	–
% of Revenues	0%	30%	38%	0%	17%	0%	0%
Depreciation and amortization	2.723	2.225	1.856	1.791	8.595	1.804	1.953
% of Revenues	22%	17%	14%	11%	16%	12%	12%
Impairment of goodwill, intangibles and fixed assets	–	4.029	–	–	4.029	–
% of Revenues	0%	31%	0%	0%	7%	0%	0%

Total operating expenses	18.855	25.431	23.182	16.401	83.869	16.608	16.574
% of Revenues	150%	193%	171%	103%	152%	107%	100%

(Loss) income from operations	(6.263)	(12.227)	(9.620)	(0.538)	(28.648)	(1.101)	(0.076)

Interest income, net	0.089	0.041	0.062	0.026	0.218	0.018	0.050
Other income, net	–	–	0.139	0.588	0.727	0.052	0.034
Gain on sale of joint venture interest and other assets	0.025	0.200	0.200	0.200	0.625	0.167	0.076
Minority interest	0.013	(0.073)	(0.047)	0.056	(0.051)	–	–

Net (loss) income	$(6.136)	$(12.059)	$(9.266)	$0.332	$(27.129)	$(0.864)	$0.084

Basic and diluted net (loss) income per share	$(0.11)	$(0.22)	$(0.17)	$0.01	$(0.49)	$(0.01)	$0.00
Weighted average shares of common stock outstanding - basic	55.5	55.6	55.8	56.2	55.8	58.4	59.1
Weighted average shares of common stock outstanding - diluted	55.5	55.6	55.8	59.7	55.8	58.4	64.4

Additional Financial Information
Revenue from barter	0.975	0.975	1.057	0.981	3.988	0.844	1.119
% of Revenues	8%	7%	8%	6%	7%	5%	7%

iVillage Inc. and Subsidiaries
Supplemental Financial Data
(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,

	2004	2003	2004	2003

EBITDA (loss) reconciliation:
Net income (loss)	$84	$(12,059)	$(780)	$(18,195)
Addback: Depreciation and amortization	1,953	2,225	3,757	4,948
Impairment of goodwill, intangibles and fixed assets	–	4,029	–	4,029
Interest income, net	(50)	(41)	(68)	(130)
Other income, net	(34)	–	(86)	–
Gain on sale of joint venture interest	(76)	(200)	(243)	(225)
Minority interest	–	73	–	60

EBITDA (loss)	$1,877	$(5,973)	$2,580	$(9,513)

EBITDA (loss) excluding certain one-time and/or non-cash charges reconciliation:
EBITDA (loss)	$1,877	$(5,973)	$2,580	$(9,513)
Addback: Lease restructuring charge and related impairment of fixed assets	–	4,025	–	4,025

EBITDA (loss) excluding certain one-time and/or non-cash charges	$1,877	$(1,948)	$2,580	$(5,488)

Revenues by property:
iVillage.com (1)	$9,717	$8,054	$18,333	$15,147
Astrology.com	788	716	1,628	1,397
IVPN	5,013	3,177	10,390	7,447
PAG	980	1,257	1,654	1,805

Total revenues	$16,498	$13,204	$32,005	$25,796

(1) Included in iVillage.com revenues are iVillage.com, Promotions.com, Substance.com and Women.com
properties and gURL.com, iVillage Consulting and iVillage Solutions divisions.

Operating expenses excluding certain one-time and/or non-cash charges reconciliation:
Operating expenses	$16,574	$25,431	$33,182	$44,286
Addback: Lease restructuring charge and related impairment of fixed assets	–	4,025	–	4,025
Impairment of goodwill, intangibles and fixed assets	–	4,029	–	4,029

Operating expenses excluding certain one-time and/or non-cash charges	$16,574	$17,377	$33,182	$36,232

iVillage Inc. and Subsidiaries
Quarterly Supplemental Financial Data
($ in Million except for per share amounts)
(Unaudited)

	Mar-03	Jun-03	Sep-03	Dec-03	FY 03	Mar-04	Jun-04

EBITDA (loss) reconciliation:
Net (loss) income	$(6.136)	$(12.059)	$(9.266)	$0.332	$(27.129)	$(0.864)	$0.084
Addback: Depreciation and amortization	2.723	2.225	1.856	1.791	8.595	1.804	1.953
Impairment of goodwill, intangibles and fixed assets	–	4.029	–	–	4.029	–	–
Interest income, net	(0.089)	(0.041)	(0.062)	(0.026)	(0.218)	(0.018)	(0.050)
Other income, net	–	–	(0.139)	(0.588)	(0.727)	(0.052)	(0.034)
Gain on sale of joint venture interest and other assets	(0.025)	(0.200)	(0.200)	(0.200)	(0.625)	(0.167)	(0.076)
Minority interest	(0.013)	0.073	0.047	(0.056)	0.051	–	–

EBITDA (loss)	$(3.540)	$(5.973)	$(7.764)	1.253	$(16.024)	$0.703	$1.877

EBITDA (loss) excluding certain one-time and/or non-cash charges reconciliation:
EBITDA (loss)	$(3.540)	$(5.973)	$(7.764)	$1.253	$(16.024)	$0.703	$1.877
Addback: Lease restructuring charge and severance and other related costs	–	4.025	6.050	–	10.075	–	–

EBITDA (loss) excluding certain one-time and/or non-cash charges	$(3.540)	$(1.948)	$(1.714)	$1.253	$(5.949)	$0.703	$1.877

Net (loss) income excluding certain one-time and/or non-cash charges reconciliation:
Net (loss) income	$(6.136)	$(12.059)	$(9.266)	$0.332	$(27.129)	$(0.864)	$0.084
Addback: Lease restructuring charge and severance and other related costs	–	4.025	6.050	–	10.075	–	–
Impairment of goodwill, intangibles and fixed assets	–	4.029	–	–	4.029	–	–

Net (loss) income excluding certain one-time and/or non-cash charges	$(6.136)	$(4.005)	$(3.216)	$0.332	$(13.025)	$(0.864)	$0.084

Basic and diluted net (loss) income excluding certain one-time and/or non-cash charges per share reconciliation:
Basic and diluted net (loss) income per share	$(0.11)	$(0.22)	$(0.17)	$0.01	$(0.49)	$(0.01)	$0.00
Addback: Lease restructuring charge and severance and other related costs	–	0.07	0.11	–	0.18	–	–
Impairment of goodwill, intangibles and fixed assets	–	0.07	–	–	0.07	–	–

Basic and diluted net (loss) income excluding certain one-time and/or non-cash charges per share	$(0.11)	$(0.07)	$(0.06)	$0.01	$(0.23)	$(0.01)	$0.00

Weighted average shares of common stock outstanding used in computing net (loss) income excluding certain one-time and/or non-cash charges per share
Basic	55.5	55.6	55.8	56.2	55.8	58.4	59.1
Diluted	55.5	55.6	55.8	59.7	55.8	58.4	64.4